Exhibit 99.1

Syra Health Announces Third Quarter 2023 Financial Results

Conference call will be held today, Tuesday, November 14 at 9:00am ET

Carmel, IN, November 14, 2023 /PRNewswire/ —Syra Health Corp. (NASDAQ: SYRA), (“Syra Health” or the “Company”) a healthcare company addressing some of healthcare’s most significant challenges by providing innovative services and technology solutions, today announced its financial results for the third quarter of 2023 for the period ended September 30, 2023.

Q3 2023 Financial Highlights

●	Revenue of $1.58 million, compared to $1.51 million in Q3 2022, an increase of 4%.
●	Digital Health, driven by sales of the Company’s SyraBot product, had revenue of $131,356, marking its first period of revenues.
●	Population Health and Health Education, driven by epidemiology and reporting services, saw revenues of $328,750, a 400% increase, compared to $66,000 in Q3 2022.
●	Healthcare Workforce had revenue of $1.1 million in Q3 2023, in line with previous quarters.
●	Gross profit margin of 35.1%, compared to 27.3% in Q3 2022.
●	Net loss of $(354,376), compared to $(354,435) in Q3 2022.
●	Adjusted EBITDA (see table A) was $(329,580), versus $(341,760) in Q3 2022.

Recent Operational Highlights

●	Secured a five-year $4.75 million contract with the District of Columbia’s Department of Behavioral Health (DBH), to support DBH’s mental health initiatives, including its Supported Employment Program and Comprehensive Psychiatric Emergency Program.
●	Received a two-year contract extension, worth up to $636,000, with the Indiana Division of Mental Health and Addiction and Family and Social Services Administration to chair and manage the State of Indiana’s Epidemiological Outcomes Workgroup.
●	Formed a strategic agreement with Maricopa County Department of Public Health in Arizona to train over 100 public health staff in the county.
●	Launched Syrenity, a mental health product that proactively identifies the negative factors impacting mental health and integrates telehealth for mental health prevention and treatment.
●	Announced a strategic agreement with E&I Cooperative Services (E&I). Syra’s goal is to provide mental health services, including telehealth via Syrenity to E&I’s 6,000 plus college and university members nationwide.

●	Launched CarePlus, an electronic medical record (EMR) system designed specifically for small to mid-sized healthcare organizations. CarePlus is an easy-to-use, secure, and scalable platform that allows for streamlining clinical workflows and integrating labs, radiology, and telehealth.
●	In October 2023, closed on $6.7 million IPO financing and began trading on the NASDAQ.

Management Commentary

Dr. Deepika Vuppalanchi, CEO of Syra Health, said, “Our current and future pipeline of contracts is expanding, and we expect to announce contract wins as they are solidified. I look forward to building upon our recent successes to fulfill our promise of improving healthcare while driving value for our shareholders.”

Sandeep Allam, Executive Chairman and President of Syra Health, said, “We completed our successful initial public offering in October 2023. During the third quarter, we also saw our first revenues from our Digital Health business unit and expect revenue growth to continue as several products are launched. We also saw growth in our Population Health and Health Education Business Units. We are pleased with our third quarter performance and all that we have accomplished. We look forward to our continued growth and innovation next quarter and beyond.”

Q3 2023 Financial Results

Revenue for the quarter ended September 30, 2023, was $1.58 million, compared to the $1.51 million reported in the third quarter of 2022. Strong growth in the Digital Health, Population Health, and Health Education business units was offset by our Healthcare Workforce.

Gross profit for the quarter ended September 30, 2023, was $554,541, reflecting a gross profit margin of 35.1%, compared to $413,809 million, or a gross profit margin of 27.3%, in the third quarter of 2022. The increase in gross margins was due to a slight shift from healthcare staffing services to medical communication and digital health services that carry better margins.

Total operating expenses for the third quarter of 2023 increased 18% to $897,557, compared to $760,600 in the third quarter of 2022. Salaries and benefits expenses increased 31%, compared to the third quarter of 2022 due to increased operations and added office personnel to support the Company’s IPO process. Professional fees declined 62%, compared to the third quarter of 2022 due to decreased reliance on outsourced professional fees in connection with the prior period audit in preparation for the Company’s IPO. Selling, general and administrative expenses increased 56%, compared to the third quarter of 2022 due to increased operations. Depreciation expense was $14,180 in the third quarter of 2023, compared to $3,880 for the same period last year, reflecting expanded office space.

Net Loss for the quarter ended September 30, 2023, was $(354,376), compared to $(354,535) in the third quarter of 2022.

Adjusted EBITDA (see Table A) for the quarter ended September 30, 2023, was $(329,580), compared to $(341,760) in the third quarter of 2022.

Cash on hand September 30, 2023, was $18,010. Upon the closing of its IPO on October 3, 2023, the Company collected net proceeds of $4.7M.

Conference Call

Management will hold a conference call to discuss the quarter’s financial results at 9:00am ET on November 14, 2023.

Interested parties can listen via a live webcast, from the link available in the Investor Relations section of the Company’s website at https://ir.syrahealth.com/presentations or via https://app.webinar.net/QnrqX7vAKVL.

A replay will be available after the call, in the Investor Relations section of the Company’s website at https://ir.syrahealth.com/presentations .

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measure in this release and the accompanying tables: adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe it is useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, this measure is not intended to be a substitute for those reported in accordance with GAAP. We define Adjusted EBITDA as net earnings (loss) before (i) interest income, (ii) interest expense, (iii) change in allowance for doubtful accounts, (iv) depreciation, and (v) non-cash expenses relating to share-based payments recognized under ASC Topic 718. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Table A accompanying this release.

SYRA HEALTH CORP.

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net loss	$(354,376)	$(354,535)	$(1,943,068)	$(1,505,533)
Add back:
Interest income	(2,820)	(35)	(2,826)	(54)
Interest expense	14,180	7,779	44,449	16,641
Change in allowance for doubtful accounts	-	-	986	-
Depreciation	12,357	3,880	36,413	4,791
Stock based compensation	1,079	1,151	3,669	511,151
Adjusted EBITDA	$(329,580)	$(341,760)	$(1,860,377)	$(973,004)

ABOUT SYRA HEALTH

Syra Health is a healthcare company addressing some of healthcare’s most significant challenges by providing innovative services and technology solutions. Syra Health specializes in behavioral and mental health, digital health, and population health. Syra Health’s solutions are centered on prevention, improved access, and affordable care. For more information, please visit www.syrahealth.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements.’ The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Investors should read the risk factors set forth in our Form 10-Q for the quarter ended September 30, 2023, and in our registration statement on Form S-1 and other periodic reports filed with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syra Health specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Media:

Syra Health

Communications & Marketing Director

Christine Drury

317-385-9227

christined@syrahealth.com

Investors:

Ben Shamsian

Vice President

Lytham Partners, LLC

646-829-9701

shamsian@lythampartners.com

SYRA HEALTH CORP.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS

Current assets:
Cash	$18,010	$3,344
Accounts receivable, net	1,054,851	1,201,097
Other current assets	163,323	222,302
Total current assets	1,236,184	1,426,743

Deferred offering costs	1,185,177	596,118
Property and equipment, net	91,331	112,493
Right-of-use asset	94,126	184,288

Total assets	$2,606,818	$2,319,642

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$932,779	$432,388
Accounts payable, related parties	21,421	3,200
Accrued expenses	274,596	239,117
Deferred revenue	141,644	-
Current portion of operating lease liability, related party	94,126	121,089
Revolving line of credit	300,154	750,551
Advances from related party	616,399	-
Total current liabilities	2,381,119	1,546,345

Operating lease liability, related party	-	63,199
Convertible notes payable	1,455,000	-

Total liabilities	3,836,119	1,609,544

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares designated, issued and outstanding	-	-
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 3,527,092 and 3,568,758
shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3,527	3,569
Convertible class B common stock, $0.001 par value, 5,000,000 shares authorized, 833,334 shares issued and outstanding	833	833
Additional paid-in capital	2,836,019	2,832,308
Accumulated deficit	(4,069,680)	(2,126,612)
Total stockholders’ equity (deficit)	(1,229,301)	710,098

Total liabilities and stockholders’ equity (deficit)	$2,606,818	$2,319,642

SYRA HEALTH CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net revenues:
Healthcare staffing services	$1,121,238	$1,447,979	$3,103,940	$3,366,667
Medical communication services	328,750	66,000	513,647	285,311
Digital health services	131,356	-	131,356	-
Net revenues	1,581,344	1,513,979	3,748,943	3,651,978
Cost of services	1,026,803	1,100,170	2,919,087	2,881,142
Gross profit	554,541	413,809	829,856	770,836

Operating expenses:
Salaries and benefits	592,241	451,771	1,612,605	1,021,627
Professional services	58,875	154,457	424,379	863,297
Selling, general and administrative expenses	234,084	150,492	657,904	370,067
Depreciation	12,357	3,880	36,413	4,791
Total operating expenses	897,557	760,600	2,731,301	2,259,782

Operating loss	(343,016)	(346,791)	(1,901,445)	(1,488,946)

Other income (expense):
Interest income	2,820	35	2,826	54
Interest expense	(14,180)	(7,779)	(44,449)	(16,641)
Total other income (expense)	(11,360)	(7,744)	(41,623)	(16,587)

Net loss	$(354,376)	$(354,535)	$(1,943,068)	$(1,505,533)

Weighted average common shares outstanding - basic and diluted	4,360,426	4,107,164	4,380,267	2,337,915
Net loss per common share - basic and diluted	$(0.08)	$(0.09)	$(0.44)	$(0.64)

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